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              INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN

NUMBER                             [LOGO]                                SHARES
                                   GEN-NET
                              Lease Income Trust

                        Gen-Net Lease Income Trust, Inc.

      AUTHORIZED CAPITAL_____________________SHARES_____________PAR VALUE
THIS CERTIFIES THAT___________________________________________IS THE OWNER OF
___________________________________________FULLY PAID AND NON-ASSESSABLE SHARES
OF THE CAPITAL STOCK OF GEN-NET LEASE INCOME TRUST, INC. TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN WITNESS WHEREOF THE SAID CORPORATION HAS CAUSED
THIS CERTIFICATE TO BE SIGNED BY ITS DUTY AUTHORIZED OFFICER AND SEALED WITH THE SEAL OF THE CORPORATION.

DATED:_______________________

                                                    ___________________________
CUSIP 96867P-10-O                                                     SECRETARY



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FOR VALUE RECEIVED, THE UNDERSIGNED DOES hereby sell, assign and transfer unto

______________________________________Shares represented by the within certificate and do hereby irrevocably constitute and appoint
____________________________________________Attorney to transfer the said
Shares on the books of the within named Corporation with full power of substitution in the premises.

                      Dated____________________20________
In presence of

____________________                      ________________________
Witness                                   Stockholder